UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2013 (March 11, 2013)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.
On March 13, 2013, Pebblebrook Hotel Trust (the “Company”) filed, with the State Department of Assessments and Taxation of the State of Maryland, Articles Supplementary (the “Articles Supplementary”) to the Company's Declaration of Trust, as amended and supplemented, classifying and designating 4,000,000 of the Company's authorized preferred shares of beneficial interest, $0.01 par value per share, as 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series C Preferred Shares”). A summary of the material terms of the Series C Preferred Shares is set forth under the caption “Description of the Series C Preferred Shares” in the Company's prospectus supplement, dated March 11, 2013 and filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2013 (the “Prospectus Supplement”). The summary of the Series C Preferred Shares in the Prospectus Supplement is qualified in its entirety by reference to the Articles Supplementary, which are hereby incorporated by reference into this Item 3.03 and which were filed as Exhibit 3.2 to the Company's Registration Statement on Form 8-A, filed with the SEC on March 14, 2013.
The Company filed the Articles Supplementary in connection with its previously announced underwritten public offering of Series C Preferred Shares, as further described below.
The Series C Preferred Shares rank senior to the Company's common shares of beneficial interest, $0.01 par value per share (“Common Shares”), with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. The Series C Preferred Shares rank on a parity with the Company's 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series A Preferred Shares”), and the Company's 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series B Preferred Shares”), with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.
In addition to other preferential rights, each holder of Series C Preferred Shares is entitled to receive a liquidation preference, which is equal to $25.00 per Series C Preferred Share, plus any accrued and unpaid distributions thereon, before the holders of Common Shares, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company. Furthermore, the Company is restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on the Common Shares, Series A Preferred Shares or Series B Preferred Shares or, subject to certain exceptions, redeeming or otherwise acquiring Common Shares, Series A Preferred Shares or Series B Preferred Shares, as applicable, unless full cumulative distributions on the Series C Preferred Shares have been declared and either paid or set aside for payment in full for all past distribution periods.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.
On March 11, 2013, the Company issued a press release announcing the pricing of an underwritten public offering of Series C Preferred Shares. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.
On March 15, 2013, the Company issued a press release announcing that the Board of Trustees of the Company (the “Board”) has authorized, and the Company has declared, quarterly cash dividends per share on the Common Shares, the Series A Preferred Shares and Series B Preferred Shares, and a partial quarterly cash dividend per share on the Series C Preferred Shares, payable on April 15, 2013 to shareholders of record on April 1, 2013. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.
Item 8.01. Other Events.
On March 11, 2013, the Company and Pebblebrook Hotel, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named on Schedule A therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 3,600,000 Series C Preferred Shares (or up to 4,000,000 Series C Preferred Shares if the Underwriters exercise their overallotment option to purchase up to an additional 400,000 Series C Preferred Shares), at a public offering price of $25.00 per share (the “Preferred Shares Offering”). In the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The closing of the

Preferred Shares Offering is expected to occur on March 18, 2013, subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.
The Company estimates that the net proceeds from the Preferred Shares Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $87.0 million (or approximately $96.7 million in the event the Underwriters exercise in full their overallotment option).
The Series C Preferred Shares have been registered on the Company's shelf registration statement on Form S-3 (File No. 333-173468), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on April 13, 2011.
This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Prospectus Supplement, which disclosure is hereby incorporated by reference into this Item 8.01.
In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K opinions of its counsel, Venable LLP and Hunton & Williams LLP, respectively.
On March 15, 2013, the Board authorized, and the Company declared, a dividend of $0.16 per Common Share for the quarter ending March 31, 2013 (the “Common Dividend”), payable on April 15, 2013 to holders of record of Common Shares as of the close of business on April 1, 2013 (the “Record Date”).
On March 15, 2013, the Board also authorized, and the Company declared, for the quarter ending March 31, 2013, a quarterly dividend of $0.4921875 per Series A Preferred Share, a quarterly dividend of $0.50 per Series B Preferred Share and a partial quarterly dividend of $0.121875 per Series C Preferred Share, each payable on April 15, 2013 to holders of record of the applicable shares.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements relate to the payment of dividends and the closing of the Preferred Shares Offering. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.
These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and other factors as are described in greater detail in the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2012. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1
Purchase Agreement, dated March 11, 2013, by and among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P. and Raymond James & Associates, Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters listed on Schedule A attached thereto.

3.1
Articles Supplementary to the Company's Declaration of Trust designating the Company's 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form 8-A filed with the SEC on March 14, 2013).

5.1	Opinion of Venable LLP, dated March 15, 2013, regarding the legality of the 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.
8.1	Opinion of Hunton & Williams LLP, dated March 15, 2013, regarding certain tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto).
99.1	Press release dated March 11, 2013.
99.2	Press release dated March 15, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

Date: March 15, 2013	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1
Purchase Agreement, dated March 11, 2013, by and among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P. and Raymond James & Associates, Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters listed on Schedule A attached thereto.

3.1
Articles Supplementary to the Company's Declaration of Trust designating the Company's 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form 8-A filed with the SEC on March 14, 2013).

5.1	Opinion of Venable LLP, dated March 15, 2013, regarding the legality of the 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.
8.1	Opinion of Hunton & Williams LLP, dated March 15, 2013, regarding certain tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1 hereto).
99.1	Press release dated March 11, 2013.
99.2	Press release dated March 15, 2013.